Exhibit 23.1a1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A1 of our report dated April 5, 2017 relating to the financial statements of Fortuneswell Corporation for the period ended December 31, 2016 and 2015 appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ DMCL LLP
DALE MATHESON CARR-HILTON LABONTE LLP Chartered Professional Accountants

Vancouver, Canada
September 29, 2017